Exhibit 99.1

Cerus Corporation Announces Preliminary Fourth Quarter and Full Year 2020 Product Revenue

Company also provides 2021 product revenue guidance

CONCORD, CA, January 11, 2021 - Cerus Corporation (Nasdaq: CERS) announced today preliminary product revenue for the fourth quarter and full year 2020 and provided 2021 product revenue guidance.

Cerus’ unaudited preliminary product revenue for the fourth quarter of 2020 totaled $28.2 million, an increase of 35% over the $20.9 million recognized during the same period in the prior year. Based on its fourth quarter unaudited preliminary product revenue, the Company expects full year 2020 product revenue of $91.9 million, exceeding the Company’s current 2020 product guidance range of $89 million to $91 million. The preliminary product revenue results have not been audited and are subject to change.

Preliminary fourth quarter product revenue would represent the highest quarterly product revenue ever reported by Cerus.

“Despite the challenges that our blood center customers, hospitals and we have faced with the COVID-19 pandemic, demand for INTERCEPT continues to grow impressively. While we anticipate that COVID-19 may still impact our access to blood centers and hospitals in the U.S. and western Europe in 2021, we nonetheless expect to see continued growth in INTERCEPT platelet kit demand, particularly in the U.S. as the new October 1 deadline for compliance with the FDA guidance on bacterial safety approaches,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer.

“2021 will also mark our first sales of a biologic therapeutic product – Pathogen Reduced Cryoprecipitated Fibrinogen Complex. Our initial, limited launch will be a building phase ahead of a much broader, nationally focused rollout we expect in 2022. Based on our interactions and work to date, we are encouraged by the clinician reception to the new product and look forward to introducing the first manufactured products to hospitals for transfusion to patients this year,” continued Greenman.

Despite ongoing pandemic-related customer access limitations, the Company expects full year 2021 product revenue will be in the range of $106 million to $110 million, representing growth of approximately 15% to 20% compared to preliminary unaudited 2020 full year results. This growth is expected to be driven by strong platelet kit demand in the U.S., as well as expected continued market adoption in targeted international markets.

Cerus will provide complete fourth quarter and full year 2020 financial results and host a call to discuss both 2020 results and 2021 expectations in late February.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements and Preliminary Product Revenue Results

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2021 annual product revenue guidance; Cerus’ expectations for continued growth in INTERCEPT platelet kit demand in the U.S.; the anticipated limited launch and first sales of pathogen reduced cryoprecipitated fibrinogen complex and the subsequent nationally focused rollout, and the anticipated timing thereof; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2021 annual product revenue guidance, (b) effectively launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, and/or (e) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline product candidates, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including pathogen reduced cryoprecipitated fibrinogen complex for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, and (b) manufacturing site Biologics License Applications necessary for Cerus to begin distributing the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all; risks associated with Cerus’ lack of experience in marketing products directly to hospitals and expertise complying with regulations governing finished biologics; risks associated with the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under Cerus’ BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, including in connection with the general economic environment and uncertainty associated with the evolving effects of the COVID-19 pandemic, such that the anticipated activities that Cerus expects to conduct with the funds available from BARDA may be further delayed or halted and that Cerus may not otherwise realize the total potential value under its agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to meet its debt service obligations and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Exhibit 99.1 to Cerus’ Current Report on Form 8-K, filed with the SEC on December 11, 2020. In addition, to the extent that the COVID-19 pandemic adversely affects Cerus’ business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

This press release includes Cerus’ preliminary product revenue results for the quarter and year ended December 31, 2020. Cerus is currently in the process of finalizing its full financial results for the quarter and year ended December 31, 2020, and the preliminary product revenue results presented in this press release are based only upon preliminary information available to Cerus as of January 11, 2021. Cerus’ preliminary product revenue results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on Cerus’ preliminary product revenue results. In addition, Cerus’ independent registered public accounting firm has not audited or reviewed the preliminary product revenue results included in this press release or expressed any opinion or other form of assurance on such preliminary product revenue results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require Cerus to make material adjustments to the preliminary product revenue results included in this press release. Therefore, the preliminary product revenue results included in this press release may differ, perhaps materially, from the product revenue results that will be reflected in Cerus’ audited consolidated financial statements for the year ended December 31, 2020.

Contact:

Jessica Hanover – VP, Corporate Affairs

Cerus Corporation

925-288-6137

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